                                                                     EXHIBIT 2.1




                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                             DATED DECEMBER 14, 1998



                                  BY AND AMONG

                             BILLING CONCEPTS CORP.,

                           CONCEPTS ACQUISITION CORP.,

                    COMMUNICATIONS SOFTWARE CONSULTANTS, INC.

                                       AND

                                 LARRY A. DAVIS

                                TABLE OF CONTENTS



1.       GENERAL DEFINITIONS......................................................................................1
         1.1      "Accounts Receivable"...........................................................................1
         1.2      "Affiliate".....................................................................................2
         1.3      "Article".......................................................................................2
         1.4      "Assets"........................................................................................2
         1.5      "Associate".....................................................................................2
         1.6      "Authorization".................................................................................2
         1.7      "Balance Sheet Date"............................................................................2
         1.8      "Best Knowledge"................................................................................2
         1.9      "BCC Stock".....................................................................................2
         1.9A     "BCC Stock Option Plan".........................................................................2
         1.10     "Business Combination"..........................................................................2
         1.11     "Business Day"..................................................................................2
         1.12     "CERCLA"........................................................................................2
         1.13     "Certificate"...................................................................................3
         1.14     "Code"..........................................................................................3
         1.15     "Contracts".....................................................................................3
         1.16     "Control".......................................................................................3
         1.17     "Damages".......................................................................................3
         1.17A    "Deposits"......................................................................................3
         1.18     "Effective Time"................................................................................3
         1.18A    "Eligible Grantee"..............................................................................3
         1.19     "Encumbrance"...................................................................................3
         1.20     "Environmental Laws"............................................................................3
         1.21     "Environmental Liabilities".....................................................................4
         1.22     "ERISA".........................................................................................4
         1.23     "Escrow Agreement"..............................................................................4
         1.24     "Escrow Agent"..................................................................................4
         1.25     "Exchange Act"..................................................................................4
         1.26     "Financial Statements"..........................................................................4
         1.27     "Former Seller Shareholder".....................................................................4
         1.28     "Governmental Authority"........................................................................4
         1.29     "Governmental Requirement"......................................................................4
         1.30     "Holdback Shares"...............................................................................5
         1.31     "HSR Act "......................................................................................5
         1.32     "Indemnitee"....................................................................................5
         1.33     "Indemnitor"....................................................................................5
         1.34     "Intellectual Property".........................................................................5
         1.35     "IRS"...........................................................................................6
         1.36     "Losses"........................................................................................6

         1.37     "Material Adverse Effect".......................................................................6
         1.38     "Merger Consideration"..........................................................................6
         1.38A    "Option Ratio"..................................................................................6
         1.39     "Parties "......................................................................................6
         1.40     "PBGC"..........................................................................................6
         1.41     "Permitted Encumbrances"........................................................................6
         1.42     "Person"........................................................................................6
         1.43     "Purchaser Stock"...............................................................................6
         1.44     "RCRA"..........................................................................................6
         1.45     "Reference Balance Sheet".......................................................................7
         1.46     "Reorganization"................................................................................7
         1.47     "Schedule"......................................................................................7
         1.48     "SEC" or "Commission"...........................................................................7
         1.49     "SEC Documents".................................................................................7
         1.50     "Section".......................................................................................7
         1.51     "Securities Act"................................................................................7
         1.52     "Seller Stock"..................................................................................7
         1.52A    "Seller Employee Stock Options".................................................................7
         1.53     "Software"......................................................................................7
         1.54     "Software Trade Secret".........................................................................7
         1.55     "Subsidiary"....................................................................................7
         1.55A    "Substitute Options"............................................................................8
         1.56     "Surviving Corporation".........................................................................8
         1.57     "System Documentation"..........................................................................8
         1.58     "Taxes".........................................................................................8
         1.59     "Tax Returns"...................................................................................8
         1.60     "Third-Party Claims"............................................................................8
         1.61     "Third-Party Software"..........................................................................8
         1.62     "Third-Party Software Agreements"...............................................................8
         1.63     "User Documentation"............................................................................8
         1.64     "Waste Materials"...............................................................................8

2.       MERGER...................................................................................................8
         2.1      The Merger......................................................................................8
         2.2      Surviving Corporation...........................................................................9
         2.3      Liabilities.....................................................................................9
         2.4      Certificate of Incorporation and Bylaws.........................................................9
         2.5      Directors and Officers..........................................................................9
         2.6      Conversion or Cancellation of Stock Upon Merger.................................................9
         2.7      Fractional Shares..............................................................................11
         2.8      Exchange Procedures............................................................................11
         2.9      Interim Dividends..............................................................................11
         2.10     Further Assurances.............................................................................11
         2.11     Pooling of Interests...........................................................................12

3.       CLOSING; CLOSING DATE...................................................................................12

4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER............................................12
         4.1      Incorporation..................................................................................12
         4.2      Share Capital..................................................................................13
         4.3      Financial Statements...........................................................................13
         4.4      Events Since the Balance Sheet Date............................................................14
         4.5      Competing Interests............................................................................15
         4.6      Taxes..........................................................................................16
         4.7      Employee Matters...............................................................................16
         4.8      Contracts and Agreements.......................................................................17
         4.9      Effect of Agreement............................................................................20
         4.10     Properties, Assets and Leasehold Estates.......................................................20
         4.11     Intellectual Property..........................................................................21
         4.12     Suits, Actions and Claims......................................................................23
         4.13     Licenses and Permits; Compliance With Governmental Requirements................................23
         4.14     Authorization..................................................................................24
         4.15     Records........................................................................................24
         4.16     Environmental Protection Laws..................................................................24
         4.17     Accounts Receivable............................................................................25
         4.18     Brokers and Finders............................................................................26
         4.19     Deposits.......................................................................................26
         4.20     Work Orders....................................................................................26
         4.21     Customer List; Supplier List...................................................................26
         4.22     No Royalties...................................................................................26
         4.23     Bank Accounts..................................................................................26
         4.24     Insurance......................................................................................27
         4.25     Employee Benefit Matters.......................................................................27
         4.26     Warranties and Product Liability...............................................................29
         4.27     Securities Laws Matters........................................................................30
         4.28     No Untrue Statements...........................................................................31

5.       REPRESENTATIONS AND WARRANTIES OF THE BCC PARTIES.......................................................32
         5.1      Purchaser Incorporation........................................................................32
         5.2      BCC Incorporation..............................................................................32
         5.3      Authorization..................................................................................32
         5.4      Brokers and Finders............................................................................32
         5.5      Authorization for Merger Consideration.........................................................32
         5.6      SEC Documents..................................................................................32
         5.7      Form S-3.......................................................................................33

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
6.       NATURE OF STATEMENTS AND SURVIVAL OF  INDEMNIFICATIONS,  GUARANTEES,  REPRESENTATIONS  AND  WARRANTIES OF
         SELLER AND THE SHAREHOLDER..............................................................................33

7.       TAX TREATMENT...........................................................................................34

8.       PRE-CLOSING COVENANTS...................................................................................34
         8.1      General........................................................................................34
         8.2      Notices and Consents...........................................................................34
         8.3      Operation of Business..........................................................................34
         8.4      Filings Under HSR Act..........................................................................36
         8.5      Full Access....................................................................................36
         8.6      Notice of Developments.........................................................................36
         8.7      Updated Financial Statements...................................................................36
         8.8      Exclusivity....................................................................................37
         8.9      Schedules......................................................................................37
         8.10     Seller Information.............................................................................37
         8.11     Voting of Seller Stock.........................................................................37
         8.12     Affiliate Letters..............................................................................38
         8.13     Employment Arrangements........................................................................38
         8.14     Stock Pledge and Escrow Agreement..............................................................38
         8.15     Intellectual Property Assignment...............................................................38
         8.16     Termination of Contracts.......................................................................38

9.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................38
         9.1      Conditions to Obligation of the BCC Parties....................................................38
         9.2      Conditions to Obligation of Seller and Shareholder.............................................41

10.      SPECIAL CLOSING AND POST-CLOSING COVENANTS..............................................................42
         10.1     General........................................................................................42
         10.2     Litigation Support.............................................................................42
         10.3     Transition.....................................................................................43
         10.4     Termination of Agreements......................................................................43
         10.5     Intellectual Property Assignment...............................................................43
         10.6     Use of Name of Seller..........................................................................43
         10.7     Employee Benefits Matter.......................................................................43
         10.8     Pooling of Interests Accounting................................................................44
         10.9     Tax-Free Reorganization........................................................................44
         10.10    Board Representation...........................................................................44
         10.11    Principal Office of Seller.....................................................................44
         10.12    Earnings Release...............................................................................44

11.      INDEMNITY BY THE SHAREHOLDER............................................................................44
         11.1     Indemnification by the Shareholder.............................................................44

         11.2     Environmental Indemnification..................................................................45
         11.3     Tax Indemnification............................................................................45
         11.4     Products Liability and Warranty Indemnification................................................45
         11.5     Indemnification by the BCC Parties.............................................................45
         11.6     Limitation on Indemnification; Basket..........................................................46
         11.7     Holdback.......................................................................................46
         11.8     Escrow.........................................................................................47
         11.9     Procedure......................................................................................47
         11.10    Payment........................................................................................48
         11.11    Adjustment of Liability........................................................................48
         11.12    Failure to Pay Indemnification.................................................................48
         11.13    Cooperation....................................................................................49
         11.14    Indemnification if Negligence of Indemnitee....................................................49
         11.15    Appointment of Successor Escrow Agent..........................................................49

12.      EMPLOYMENT AND CONSULTING ARRANGEMENTS..................................................................49

13.      NON-COMPETITION AGREEMENT...............................................................................49
         13.1     Non-Competition................................................................................49
         13.2     Judicial Reformation...........................................................................50
         13.3     Customer Lists; Non-Solicitation...............................................................50
         13.4     Covenants Independent..........................................................................50
         13.5     Remedies.......................................................................................51

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................51

15.      NOTICES.................................................................................................51

16.      REGISTRATION............................................................................................53
         16.1     Registration Rights............................................................................53
         16.2     Registration Procedures and Expenses...........................................................54
         16.3     Agreement by the Shareholder...................................................................54
         16.4     Allocation of Expenses.........................................................................55
         16.5     Indemnification................................................................................55

17.      TERMINATION.............................................................................................57
         17.1     Termination of Agreement.......................................................................57
         17.2     Effect of Termination..........................................................................58

18.      GUARANTEE...............................................................................................58

19.      GENERAL PROVISIONS......................................................................................58
         19.1     Governing Law; Interpretation; Section Headings................................................58
         19.2     Severability...................................................................................58

         19.3     Entire Agreement...............................................................................58
         19.4     Binding Effect.................................................................................59
         19.5     Assignment.....................................................................................59
         19.6     Amendment; Waiver..............................................................................59
         19.7     Gender; Numbers................................................................................59
         19.8     Counterparts...................................................................................59
         19.9     Telecopy Execution and Delivery................................................................59
         19.10    Expenses.......................................................................................59
         19.11    Arbitration....................................................................................60
         19.12    Damage to Assets...............................................................................61
         19.14    Press Releases and Public Announcements........................................................61
         19.15    No Third Party Beneficiaries...................................................................61
         19.16    Construction...................................................................................61
         19.17    Incorporation of Exhibits, Annexes and Schedules...............................................62
         19.18    Specific Performance...........................................................................62
         19.19    Remedies Cumulative............................................................................62

                    PLAN OF MERGER AND ACQUISITION AGREEMENT


         THIS PLAN OF MERGER AND ACQUISITION AGREEMENT (this "Agreement") is made and entered into this 14th day of December, 1998, to be effective December 1, 1998 by and among (i) Communications Software Consultants, Inc., a New York corporation ("Seller"), (ii) Larry A. Davis, the owner of all of the capital stock of Seller (the "Shareholder"), (iii) Billing Concepts Corp., a Delaware corporation ("BCC"), and (iv) Concepts Acquisition Corp., a Delaware corporation ("Purchaser," and, together with BCC, the "BCC Parties").

                              W I T N E S S E T H :

         WHEREAS, BCC is primarily in the business of providing billing clearinghouse and information services; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, BCC previously caused Purchaser to be organized and to issue to BCC all of the issued and outstanding shares of capital stock of Purchaser; and

         WHEREAS, Seller is a developer of computer software for the telecommunications and cable industries and various related businesses (the "Business"); and

         WHEREAS, the Shareholder is the sole shareholder of Seller, holding all of the issued and outstanding shares of capital stock of Seller; and

         WHEREAS, the respective boards of directors of Purchaser and Seller have voted to approve the merger of Seller with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that Seller shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Accounts Receivable" shall have the meaning assigned to it in
Section 4.17.



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



         1.2 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.3 "Article" shall mean an Article of this Agreement unless otherwise stated.

         1.4 "Assets" shall mean the assets, properties and rights of Seller of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of Seller, necessary or desirable to permit the Business to be carried on in the manner as is presently conducted.

         1.5 "Associate" shall have the meaning assigned to it in Section 4.5.

         1.6 "Authorization" shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

         1.7 "Balance Sheet Date" shall have the meaning assigned to it in
Section 4.3.

         1.8 "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include the directors, officers, partners, trustees, administrators, beneficiaries, executors, managers, employees, consultants and agents of the Person.

         1.9  "BCC Stock" shall mean the common stock, $.01 par value, of BCC.

         1.9A "BCC Stock Option Plan" shall have the meaning assigned to it in
Section 2.6A.

         1.10 "Business Combination" shall mean (i) any merger or consolidation of, or share exchange involving, the Seller with or into any Person, (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of the Seller's consolidated assets, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Seller, (iv) any issuance, sale, purchase or redemption of equity securities, any reclassification of equity securities or recapitalization of the Seller, and (v) any transaction having an effect similar to those described above.

         1.11 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.12 "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

         1.13 "Certificate" shall mean each stock certificate representing shares of Seller Stock.

         1.14 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.15 "Contracts" shall have the meaning assigned to it in Section 4.8.

         1.16 "Control" and all derivations thereof shall mean the ability to either (a) vote (or direct the vote of) 50% or more of the voting interests in any Person or (b) direct the affairs of another, whether through voting power, contract or otherwise.

         1.17 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon), claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.17A "Deposits" shall have the meaning assigned to it in Section 4.19.

         1.18 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this Agreement as
Schedule 1.18(a) (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Delaware, properly executed articles of merger in substantially the form attached to this Agreement as Schedule 1.18(b) (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of New York and such other documents and instruments shall have been filed in any other jurisdiction where such a certificate or articles of merger is required.

         1.18A "Eligible Grantee" shall have the meaning assigned to it in
Section 2.6A.

         1.19 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.20 "Environmental Laws" shall mean any and all applicable laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Seller is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Seller are located. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, and all other applicable laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Authority relating to
(a) the control of
any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA.

         1.21 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and reasonable expenses), other causes of action recognized now or at any later time, damages, settlements, reasonable expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, reasonable attorneys' fees and other reasonable legal fees (a) pursuant to any agreement, order, notice or responsibility, directive embodied in Environmental Laws or relating to environmental matters, injunction, judgment or similar documents (including settlements) relating to environmental matters or (b) pursuant to any claim by a Governmental Authority or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred by such Governmental Authority or person pursuant to common law or statute.

         1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.23 "Escrow Agreement" shall have the meaning assigned to it in
Section 8.14.

         1.24 "Escrow Agent" shall have the meaning assigned to it in Section 2.8(c).

         1.25 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.26 "Financial Statements" shall have the meaning assigned to it in
Section 4.3.

         1.27 "Former Seller Shareholder" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of Seller Stock.

         1.28 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.29 "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority in effect as of the Effective Time.

         1.30 "Holdback Shares" shall have the meaning assigned to it in Section 2.6.

         1.31 "HSR Act " shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.32 "Indemnitee" shall mean the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the one hand, and the Shareholder and his heirs, beneficiaries, successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of Article 11 hereof.

         1.33 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Article 11 hereof.

         1.34 "Intellectual Property" shall mean:

                  (a) the Software and the Software Trade Secrets; and

                  (b) all of Seller's patents and applications therefor, further including, but not limited to, all divisions, reissues, substitutions, reexaminations, continuations, continuations-in-part and extensions thereof; and

                  (c) all of Seller's inventions, whether or not patentable, further including, but not limited to, all new developments and inventions, as well as all improvements on prior inventions regardless of prior inventorship; and

                  (d) all of Seller's know-how and work product, regardless of form and whether tangible or intangible, further including, but not limited to, invention and laboratory notebooks, source code and object code, system design, system specifications, flow charts, test data, records and journals; blueprints, drawings and photographs; research and engineering reports, including any models or other hardware; licensing, marketing or development analysis; and customer or prospective customer lists; and

                  (e) all of Seller's copyright interests regardless of actual or potential registrability, and including moral rights, rights of publication and rights of attribution and integrity; and

                  (f) all of Seller's trademark or service mark interests, together with all of the goodwill of the business associated therewith and represented thereby; and

                  (g) all of Seller's trade secrets; and

                  (h) all of Seller's other intellectual property and other proprietary interests, whether or not identifiable as of the date of execution hereof, relating to, or used in connection with, the Business or Assets now or at any time in the future.

         1.35 "IRS" shall mean the Internal Revenue Service.

         1.36 "Losses" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in Article 11 hereof), as the case may be.

         1.37 "Material Adverse Effect" shall mean a material adverse effect on the Business, Assets, properties, operations, condition (financial or otherwise) or results of operations of Seller, or BCC and its Subsidiaries, taken as a whole, as applicable.

         1.38 "Merger Consideration" shall have the meaning assigned to it in
Section 2.6.

         1.38A "Option Ratio" shall have the meaning assigned to it in Section 2.6A.

         1.39 "Parties " or "parties" shall mean collectively the BCC Parties, the Shareholder and Seller.

         1.40 "PBGC" shall have the meaning assigned to it in Section 4.25.

         1.41 "Permitted Encumbrances" shall mean (a) Encumbrances for current taxes and assessments not yet past due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are reflected in the Financial Statements, (b) mechanics and materialmen Encumbrances for construction in progress to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction, (c) workmen, repairmen, warehousemen, carriers, lessors and operators Encumbrances arising in the ordinary course of business to the extent not perfected by filing, recording, giving of notice or other appropriate action in the relevant jurisdiction and (d) easements, including agreements and deeds of easement, and other minor imperfections of title which would not have a Material Adverse Effect.

         1.42 "Person" shall mean any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.43 "Purchaser Stock" shall mean the common stock, $.01 par value, of Purchaser.

         1.44 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         1.45 "Reference Balance Sheet" shall have the meaning assigned to it in
Section 4.3.

         1.46 "Reorganization" shall have the meaning assigned to it in Article
7.

         1.47 "Schedule" shall mean a Schedule to this Agreement unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.48 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

         1.49 "SEC Documents" shall have the meaning assigned to it in Section 5.6.

         1.50 "Section" shall mean a Section of this Agreement unless otherwise stated.

         1.51 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.52 "Seller Stock" shall mean the Class A common stock, par value $.001, of Seller.

         1.52A "Seller Employee Stock Options" shall have the meaning assigned to it in Section 2.6A.

         1.53 "Software" shall mean all of Seller's computer programs owned by Seller as of the date of Closing, including (without limitation) those itemized on Schedule 1.53, whether in source code or object code or other forms, and regardless of the format or medium in which said code may be stored or embodied. Software further includes (i) any and all improvements, corrections, modifications, updates, enhancements or other changes made thereto as of the Closing Date and owned by Seller, whether or not included in the most recent version thereof; (ii) any separate media objects or files embedded therein; and
(iii) all System Documentation and User Documentation relating to the Software.

         1.54 "Software Trade Secret" shall mean any non-public information, design, process, procedure, formula or improvement included in or related to the Software that is valuable, not generally known in the industry, and gives the owner of the Software a competitive advantage over those competitors who do not know or use such information.

         1.55 "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.55A "Substitute Options" shall have the meaning assigned to it in
Section 2.6A.

         1.56 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

         1.57 "System Documentation" shall mean all documentation, whether in tangible or electronic format, used in the development and updating of the Software at any time, including, but not limited to, design or development specifications, error reports, and related correspondence and memoranda.

         1.58 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

         1.59 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.60 "Third-Party Claims" shall have the meaning such term is given in
Section 11.9(b) hereof.

         1.61 "Third-Party Software" shall mean computer software not owned by Seller but in which Seller has rights and/or obligations, all of which is reflected on Schedule 1.61.

         1.62 "Third-Party Software Agreements" shall mean the agreements itemized on Schedule 1.62.

         1.63 "User Documentation" shall mean all end-user instruction manuals, whether in tangible or electronic format, that have accompanied the Software instructing end users in the use thereof.

         1.64 "Waste Materials" shall mean any toxic or hazardous materials or substances, or solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum and petroleum products, and any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         2.   MERGER.

         2.65 The Merger. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and Seller shall cause a certificate of merger to be filed with the Secretary of State of Delaware, articles of merger to be filed with the Secretary of State of New York and such other documents and instruments to be filed in any other jurisdiction where such a certificate or articles of merger is required, within two business days after the Closing Date (as hereinafter defined), unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

         2.66 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Concepts Acquisition Corp." d/b/a Communication Software Consultants and CommSoft and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Seller and Purchaser, and all debts and all other things in action or belonging or due to each of Seller and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either Seller or Purchaser shall not revert or in any way be impaired.

         2.67 Liabilities. The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of Seller and Purchaser; any action or proceeding pending, by or against either Seller or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of Seller and Purchaser shall be preserved unimpaired, and all liens upon the property of each of Seller and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.68 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.69 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.70 Conversion or Cancellation of Stock Upon Merger In consideration for the Merger and non-disclosure agreement in Article 14 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Seller Stock, or the holder of the shares of Purchaser Stock, (a) Seller Stock outstanding immediately before the Effective Time shall be converted into, subject to Section 2.7, an aggregate of 2,482,759 shares of BCC Stock (the "Merger Consideration"); provided, however, that 248,275 shares of the Merger Consideration (the "Holdback Shares") shall be pledged by the Shareholder to secure the indemnification obligations of the Shareholder pursuant to Article 11 hereof, and (b) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation. At the Closing, BCC shall issue certificates representing the Merger Consideration (less the Holdback Shares) to the Shareholder.

         2.6A Seller Option Plan. (a) As soon as practicable following the date of this Agreement, the Seller shall take such actions as may be required to make such changes to the Seller 1996 and 1998 Incentive Stock Option Plans and the outstanding options to purchase Seller Stock held by all current and former employees and directors of Seller ("Seller Employee Stock Options") as it deems appropriate to give effect to the Merger.

                  (b) As soon as practicable following the date of this Agreement, BCC shall take such actions as may be required to adopt a plan ("BCC Stock Option Plan") under which BCC will grant options ("Substitute Options") to purchase shares of BCC Stock to replace any Seller Employee Stock Options that are outstanding at the Effective Time, which plan will include, but not be limited to, the terms and conditions described in Section 2.6A(c) below.

                  (c) Pursuant to the BCC Stock Option Plan each current and former director and employee of the Seller who holds one or more unexercised Seller Employee Stock Options at the Effective Time ("Eligible Grantee") shall, subject to the terms and conditions set forth below, automatically receive a grant as of the Effective Time of one or more Substitute Options in replacement of his or her Seller Employee Stock Options. Each Substitute Option granted to an Eligible Grantee pursuant to this Section 2.6A(c) shall:

                           (i) be for a number of shares of BCC Stock equal to the number of shares of Seller Stock subject to the Seller Employee Stock Option, multiplied by the option Ratio (as defined below), rounded up to the next whole number of shares;

                           (ii) be for a per share exercise price equal to the exercise price per share for the shares of Seller Stock otherwise purchasable pursuant to such Seller Employee Stock Option divided by the Option Ratio, rounded to the nearest hundredth of a cent; and

                           (iii) be immediately exercisable upon the Eligible Grantee's execution of the Option Agreement (referred to below); and shall expire no earlier than the date the Seller Employee Stock Option would expire if the Eligible Grantee would have remained continuously employed by the Seller until such date.

         For purposes of this Section 2.6A, "Option Ratio" shall mean .35467.

                  (d) As soon as practicable after the Effective Time, BCC shall deliver to the holders of Seller Employee Stock Options, appropriate notices setting forth such holders' rights pursuant to the BCC Stock Option Plan, and the Option Agreements, evidencing the grants of such Substitute Options and the provisions of this Section 2.6A. Execution of the Option Agreement by an Eligible Grantee shall result in the replacement of his or her Seller Employee Stock Options with Substitute Options as described above and immediate cancellation of all of the Eligible Grantee's rights under the Seller Employee Stock Options.

         2.71 Fractional Shares Notwithstanding Section 2.6, no certificates or scrip representing. fractional shares of BCC Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of Seller Stock, no dividend or distribution of BCC shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a stockholder of BCC. In the event that any Former Seller Shareholder shall be entitled to any fractional share interest, then any fractional amount shall be rounded down to the nearest whole share.

         2.72 Exchange Procedures.

                  (a) After the Effective Time, each outstanding Certificate shall, until duly surrendered to Purchaser as contemplated by this Section 2.8, be deemed to represent only the right to receive the Merger Consideration.

                  (b) After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and each share of Seller Stock presented or surrendered to Purchaser shall be canceled in exchange for the Merger Consideration as contemplated by Section 2.6. Purchaser shall not be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.

                  (c) Certificates representing the Holdback Shares shall be held in escrow by U.S. Trust Company of Texas, Inc., Dallas, Texas, or another escrow agent selected by BCC (the "Escrow Agent," which term shall include any successor escrow agent appointed pursuant to the provisions of Section 11.15), in accordance with Article 11 of this Agreement.

         2.73 Interim Dividends. No dividends or other distributions declared after the Effective Time on BCC Stock issuable pursuant to the Merger and payable to the Former Seller Shareholder after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of Seller Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the shareholder in whose name the certificates representing the shares of BCC Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of BCC Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the shareholder the amount of dividends declared with respect to whole shares of BCC Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

         2.74 Further Assurances. If at any time after the Effective Time the Surviving Corporation. shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all the Assets and all privileges, powers and franchises of Seller and Purchaser, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Seller and Purchaser, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Seller or otherwise to take any and all such action.

         2.75 Pooling of Interests. BCC and Seller intend for the transactions contemplated by this Agreement to qualify for "pooling of interests" treatment for purposes of BCC's accounting. Seller acknowledges that BCC expressed a preference to exchange shares of BCC's Stock (as opposed to cash) for Seller Stock.

         30 CLOSING; CLOSING DATE.

         As soon as practicable after satisfaction or waiver of all conditions to the Merger, including the expiration of any waiting period or extension thereof applicable to the Merger under the HSR Act, the consummation of the transactions referenced above shall take place (the "Closing") at 10:00 a.m., San Antonio time, at the offices of BCC, 7411 John Smith Drive, Suite 200, San Antonio, Texas , or at such other time, date and place as BCC and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date."

         4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER. Seller and the Shareholder hereby, jointly and severally, represent and warrant to the BCC Parties as follows:

         4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Schedule 4.1 sets forth a complete list of all jurisdictions in which Seller is qualified as a foreign corporation, and Seller is in good standing in each of such jurisdictions. To the Best Knowledge of the Seller and the Shareholder, there has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Complete and correct copies of the Articles of Incorporation of Seller and all amendments thereto, certified in each case by the Secretary of State of the State of New York, and of the Bylaws of Seller and all amendments thereto, certified by the Secretary of Seller, heretofore have been delivered to the BCC Parties. The minute books of Seller previously made available to the BCC Parties are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such. Neither Seller nor the Shareholder has, to their Best Knowledge, taken any action, or failed to take any action which action or failure will preclude or prevent Seller's business from being conducted in substantially the same manner in which Seller has heretofore conducted the same. Seller has no Subsidiaries. Seller is not engaged in any business or operations other than the Business.

         4.2 Share Capital

                  (a) The authorized capital stock of Seller consists of 9,000,000 shares of Seller Stock, of which 7,000,000 shares are outstanding as of the date hereof, and 1,000,000 shares of Class B common stock, $.001 par value, none of which shares are issued as of the date hereof. All of the outstanding Seller Stock is held of record and beneficially by the Shareholder. All outstanding Seller Stock is duly authorized and issued in compliance with all federal, state and foreign securities laws. True and correct copies of the stock records of Seller, showing all issuances and transfers of shares of capital stock of Seller since inception, have been provided to BCC.

                  (b) Except as set forth on Schedule 4.2(b), There are outstanding on the date hereof no rights of first refusal, preemptive rights, conversion rights, options, warrants or other rights to acquire, directly or indirectly, capital stock from Seller or, to Seller's Best Knowledge, from Shareholder or any holder of Seller Employee Stock Options except Seller Employee Stock Options representing in the aggregate the right to purchase up to 488,020 shares of class B common stock, $.001 par value from Seller. Set forth in Schedule 4.2(a) is a spreadsheet accurately reflecting the number of options outstanding, the grant dates, vesting schedules and exercise prices thereof (in each case, as applicable), and the identities of the holders thereof and an indication of their relationships to Seller. The respective exercise prices of all such Seller Employee Stock Options are at least equal to the fair market value per share of Seller Stock on the date such Seller Employee Stock Options were granted.

                  (c) Seller is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of Seller or the voting by any director of Seller. Except as reflected on the Referenced Balance Sheet, neither Shareholder nor any Affiliate thereof is indebted to Seller. Seller is not indebted to any Shareholder or any Affiliate thereof and Seller is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         4.3 Financial Statements. Seller has delivered to the BCC Parties copies of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3(a) (collectively, the "Financial Statements"):

                  (a) Unaudited Balance Sheet of Seller (the "Reference Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date") and Unaudited Income Statement of Seller for the nine-month period ended on the Balance Sheet Date; and

                  (b) Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for each of Seller's three most recent fiscal years.

All financial statements supplied to the BCC Parties by Seller, whether or not included in Schedule 4.3(a), are true and accurate in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and present fairly the financial condition of Seller as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature, kind or manner of Seller, whether direct, accrued, absolute, contingent or otherwise, and whether due, or to become due, whether or not such items are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied. Except as set forth in Schedule 4.3(b) attached hereto and made a part hereof or on the Reference Balance Sheet, Seller does not have, and none of the Assets, properties or Business of Seller is subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with tax-basis or generally accepted accounting principles, except for liabilities (i) incurred in the ordinary course of Seller's business, or (ii) fully covered by Seller's insurance policies, none of which have had a Material Adverse Effect.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;
(b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business; (c) any breach or default by Seller or, to the Best Knowledge of Seller and the Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound; (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business; (e) to the Best Knowledge of Seller and the Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business; (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business; (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; (h) any other occurrence, event or condition that has adversely affected (or, to the Best Knowledge of the Seller and the Shareholder, can reasonably be expected to adversely affect) the Assets or the Business; (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of Seller's capital stock; (j) (i) any granting by Seller to any executive officer of Seller of any increase in compensation, (ii) any granting by Seller to any executive officer of any increase in severance or termination pay, or (iii) any entry by Seller into any employment, severance or termination agreement with any executive officer; (k) any change in accounting methods, principles or practices by Seller materially affecting its assets, liabilities or business, except insofar as may have been required by a change in tax-basis or generally accepted accounting principles, and except as required by the BCC Parties; (l) to the Best Knowledge of the Seller and the Shareholder, any condition, event or occurrence through the date hereof which, individually or in the aggregate, could reasonably be expected to prevent, hinder or delay in any material respect the ability of Seller to consummate the transactions contemplated by this Agreement; or (m) any agreement, in writing or otherwise, by Seller or any corporate action by Seller with respect to the foregoing.

         4.5 Competing Interests. Neither Seller nor the Shareholder, nor, to the Best Knowledge of such parties, any director or officer of, or consultant to, Seller, and no Associate (as hereinafter defined) of Seller or the
Shareholder:

                  (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller and the Shareholder, a competitor, supplier or customer of Purchaser or Seller or an Associate of Purchaser or Seller (except for ownership, if any, of less than one percent of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange or which has a class of securities registered pursuant to the Exchange Act), or

                  (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

For purposes of this Agreement, the term "Associate" shall mean:

                  (y) with respect to an individual:

                           (i) the spouse of the individual and all ancestors and lineal descendants of the individual and the spouse,

                           (ii) any trust in which the individual or any person described in (i) above has a pecuniary interest or any trustee of such a trust, and

                           (iii) any business entity which is directly or indirectly Controlled by any of the foregoing; and

                  (z) with respect to a Person other than a natural person, any Person Controlling, Controlled by or under common Control with such Person, and any director, officer, partner, trustee, administrator, beneficiary, executor, manager, employee, consultant or agent of such Person and any Associate of any Person described in this clause (z).

         4.6 Taxes. Except as set forth in Schedule 4.6:

                  (a) to the Best Knowledge of the Seller and the Shareholder, all Tax Returns of or relating to any Taxes that are required to be filed on or before the Effective Time, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Effective Time, except Taxes which have not yet accrued or otherwise become due, all of which are reflected on the Reference Balance Sheet;

                  (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

                  (c) none of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller and the Shareholder, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                  (d) all Taxes assessed and due and owing from or against Seller on or before the Effective Time (including, but not limited to, ad valorem taxes relating to any property of Seller) have been timely paid in full on or before the Effective Time;

                  (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Effective Time, or through and including the Effective Time for periods that have not ended on or before the Effective Time, have been satisfied in full on or before the Effective Time or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been or will be established in the financial statements of Seller on or before the Effective Time, a copy of which has been provided to BCC; and

                  (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

         4.7 Employee Matters. Schedule 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to, each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to or bound by any collective bargaining or other union agreements. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees. As of the date hereof, there are no disputes with employees in general to which Seller is a party. As of the date hereof, there are no strikes, slowdowns or picketing against Seller (or, to the Best Knowledge of Seller and the Shareholder, against any material supplier of goods or services to Seller) pending or, to the Best Knowledge of Seller and the Shareholder, threatened. As of the date hereof, Seller has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business.

         4.8 Contracts and Agreements. (a) Except as set forth in Schedule 4.8(a), Seller is not a party to or bound by:

                  (i) any contract, agreement or commitment in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

                  (ii) any offer, tender or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both, except for those incurred in the ordinary course of Seller's business, none of which have had a Material Adverse Effect;

                  (iii) any sale, agency, distributorship agreement, franchise agreement or legally enforceable commitment or obligation with respect thereto;

                  (iv) any collective bargaining agreement, union agreement, employment agreement, consulting agreement, management service agreement, agreement providing for the services of an independent contractor or any other similar type of contract or agreement;

                  (v) any profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plan, agreement, arrangement or commitment of a similar nature or any agreement with any present or former officer, director or shareholder of Seller, except as indicated in Schedule 4.25;

                  (vi) any loan or credit agreement, indenture, guarantee (other than endorsements made for collection), mortgage, pledge, conditional sale or other title retention agreement, any equipment financing obligation, lease and lease-purchase agreement, except as indicated in Schedule 4.8(b);

                  (vii) any lease related to the Assets or the Business, and any other contract, agreement or legally enforceable commitment relating to or affecting the Assets or the Business;

                  (viii) any performance bond, bid bond, surety bond and the like, any contract and bid covered by such bond, and any letter of credit and guaranty;

                  (ix) any consent decree and other judgment, decree or order, settlement agreement and agreement relating to competitive activities, requiring or prohibiting any future action;

                  (x) any contract, commitment or agreement of any nature with the Shareholder, or any Associate (as defined in Section 4.5) of the Shareholder or Affiliate of the Shareholder;

                  (xi) any contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business;

                  (xii) any agreement, indenture or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of its capital stock or the purchase, redemption or other acquisition of capital stock;

                  (xiii) other than expenditures regularly made in the ordinary course of business of Seller for items that are not property, plant or equipment, any agreement, contract or commitment relating to any expenditure or a series of related expenditures in excess of $10,000;

                  (xiv) any outstanding loan or advance by Seller to, or investment by Seller in, any Person, or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment (excluding trade receivables);

                  (xv) any contract, agreement, indenture, note or other instrument relating to (A) the borrowing of money by Seller or the granting of any Encumbrance or (B) any guarantee or other contingent liability (identifying the primary contract or agreement to which such guarantee or contingent liability relates or the agreement pursuant to which such guarantee was delivered) in respect of any indebtedness, commitment, liability or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

                  (xvi) any agreement, contract or commitment limiting the freedom of Seller or any Affiliate of Seller to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person or to engage in any business or activity in any geographic area;

                  (xvii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business that is not cancelable under the terms of such agreement, lease, contract or commitment without penalty to Seller within 30 days;

                  (xviii) any agreement, contract or commitment requiring (A) the payment for goods or services whether or not such goods or services are actually provided or (B) the furnishing of goods or services at a price less than Seller's cost of producing such goods or providing such services;

                  (xix) any agreement or contract obligating Seller or that would obligate or require any subsequent owner of the business currently conducted by Seller or any of the Assets to provide for indemnification or contribution with respect to any matter (other than customary indemnification provisions in leases of property leased by Seller);

                  (xx) any license, royalty or similar agreement; or

                  (xxi) any agreement, contract or commitment that Seller expects to have a Material Adverse Effect on Seller and/or Purchaser subsequent to Closing.

Schedule 4.8(a) sets forth with respect to each mortgage, security agreement, letter of credit or guaranty, a cross-reference to the principal agreement, instrument or document referred to in Schedule 4.8(a) pursuant to which such mortgage, security agreement, letter of credit or guaranty was executed or to which such mortgage, security agreement, letter of credit or guaranty relates.

                  (b) Schedule 4.8(b) sets forth (i) the aggregate outstanding principal amount as of September 30, 1998, with respect to each loan, credit or other agreement, instrument or document listed in Schedule 4.8(b) hereto relating to the borrowing of money by Seller and (ii) the amount of available borrowings as of September 30, 1998, with respect to each such loan, credit or other agreement, instrument or document.

                  (c) All of such contracts, agreements, leases, licenses, plans, arrangements, commitments and documents listed in Schedule 4.8(a) (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions, other than as set forth in
Schedule 4.12(a), and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and the Shareholder, by any other party to a Contract, or any conditions which, with the passage of time or the giving of notice or both, might reasonably constitute such a default by Seller, or, to the Best Knowledge of Seller and the Shareholder, by any other party to a Contract, and none of the Contracts will be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. There are no pending or, to the Best Knowledge of Seller and the Shareholder, threatened disputes with respect to the Contracts. Seller is not obligated to pay any liquidated damages under any of the Contracts and to the Best Knowledge of Seller and the Shareholder, there are no facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller and Shareholder, there is no reason why any of the Contracts (i) will result in a loss to the Surviving Corporation on completion by performance or (ii) cannot readily be fulfilled or performed by the Surviving Corporation on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts have been delivered by Seller to the BCC Parties, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. All of the Contracts will be fully vested in Purchaser as of the Effective Time of the Merger, without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to the BCC Parties at or prior to the Closing.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to Shareholder, Seller, the Assets or the Business; (c conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller or Shareholder is a party or to which any of the Assets or Business are subject;
(d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; and (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller and the Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.9 hereto, the execution, delivery and performance of this Agreement by Seller will not result in the loss of any governmental license, franchise or permit possessed by Seller.

         4.10 Properties, Assets and Leasehold Estates.

                  (a) Set forth on Schedule 4.10(a) is a description of each item of personal property, excluding inventory, owned by Seller that had a book value as of the Balance Sheet Date greater than $10,000. For purposes of this
Section 4.10, "personal property" excludes Intellectual Property. Seller has good title to all of its personal property that is material to Seller's business, results of operations, financial condition or Assets (including, without limitation, those items of personal property set forth on Schedule 4.10(a)), free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 4.10(a).

                  (b) Set forth on Schedule 4.10(b) is a description of each item of personal property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good title to all the leasehold estates pursuant to which the personal property set forth on
Schedule 4.10(b) is leased, free and clear of all Encumbrances, except for Permitted Encumbrances and those Encumbrances set forth on Schedule 4.10(b). Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the personal property set forth on Schedule 4.10(b) is leased. To the Best Knowledge of Seller and the Shareholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and the Shareholder, threatened disputes with respect to any lease or other agreement pursuant to which the personal property set forth on Schedule 4.10(b) is leased and, to the Best Knowledge of Seller and the Shareholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse or time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

                  (c) Seller owns no real property.

                  (d) Set forth on Schedule 4.10(d) is a list of all leases of Seller with respect to real property leased by Seller for which the annual rent payable under the applicable lease or contract exceeds $10,000. Seller has good and marketable title to all the leasehold estates pursuant to which the real property set forth on Schedule 4.10(d) is leased, free and clear of all Encumbrances, except for Permitted Encumbrances. Seller has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by Seller) under the terms of any lease or other agreement pursuant to which the real property set forth on Schedule 4.10(d) is leased. To the Best Knowledge of Seller and the Shareholder, all of such leases or other agreements are in full force and effect. There are no pending or, to the Best Knowledge of Seller and the Shareholder, threatened disputes with respect to any lease or other agreement pursuant to which the real property set forth on Schedule 4.10(d) is leased and, to the Best Knowledge of Seller and the Shareholder, the lessor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice, or the lapse of time or both, would constitute a default by the lessor) under the terms of any such lease or other agreement.

                  (e) To the Best Knowledge of Seller and Shareholder, there is no (i) change contemplated in any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, (ii) applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any restrictive covenant or deed restriction affecting the real property described in Section 4.10(c) and (d) hereof, including without limitation any zoning ordinances, building codes, flood disaster laws, wetlands regulations, health laws or environmental laws, (iii) judicial or administrative action, (iv) action by adjacent landowners, (v) administrative action, (vi) natural or artificial conditions on or about the real property identified in Section 4.10(c) and (d) or (vii) significant adverse fact or condition relating to such real property or its use that would, in each case, prevent, limit, impede or render more costly the ownership, operation or maintenance of such real property compared to the cost as of the date hereof.

         4.11 Intellectual Property.

                  (a) Schedules 1.53 and 1.61 are a complete list of Software in which Seller either has an ownership interest or rights/obligations pursuant to an agreement with a third party. Schedule 1.62 is a complete list of agreements under which Seller has rights/obligations in respect of Third-

Party Software. Schedule 4.11(a) is a complete list of all Intellectual Property, except as set forth on Schedules 1.53 and 1.61, including but not limited to (i) all trademarks, service marks and trade names owned or claimed by Seller, together with all U.S., state and foreign registrations thereof and/or applications therefor, (ii) all U.S and foreign copyright registrations owned or claimed by Seller and/or applications therefor, and (iii) all U.S. and foreign patents and applications therefor on inventions, discoveries, improvements, ideas or know-how owned or claimed by Seller.

                  (b) All Software performs as intended in System Documentation and User Documentation (subject to minor imperfections in the Software that are standard in the software industry) and is free from defects, viruses or any other impediment to Purchaser's quiet enjoyment in the operation thereof (subject to minor imperfections in the Software that are standard in the software industry).

                  (c) Seller has developed all Intellectual Property through its own efforts for its own account and has good and clear title thereto, and, except as set forth in agreements itemized on Schedule 4.11(c), there is no contract obligation, license, lien, encumbrance, alleged infringement, dispute, potential dispute, claim or other cloud of title concerning such Intellectual Property whatsoever. The Intellectual Property neither infringes nor is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark, or trade secret interest. The Intellectual Property is fully eligible for protection under applicable law and has not been forfeited, abandoned, lapsed or donated in any way into the public domain. All of Seller's trade secrets, including source code, system specifications and other Software Trade Secrets embodied in the Intellectual Property have been maintained in confidence and, except as set forth in agreements itemized on Schedule 4.11(c), are not known to any third party. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property either (i) have been a party to a work-for-hire relationship with Seller that has accorded Seller full, effective and exclusive original ownership of all tangible and intangible property arising with respect to the Intellectual Property or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Intellectual Property. Except for agreements itemized on Schedule 4.11(c), no agreements or arrangements are in effect with respect to the development, nondisclosure, marketing, distribution, licensing or promotion of the Intellectual Property by any independent contractor, salesperson, distributor, sublicensor or other remarketer or sales organization.

                  (d) All Third-Party Software Agreements are freely assignable to and assumable by Purchaser as set forth herein so as to give Purchaser exactly the same rights and/or obligations thereunder enjoyed by Seller, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Seller. Each Third-Party Software Agreement is in full force and effect in accordance with its terms without modification or amendment and without default by either party thereto, and without dispute by any party as to any term or condition thereof. To the Best Knowledge of the Seller and the Shareholder, there are no facts or documents rendering any Third-Party Software Agreement unenforceable by Seller or otherwise invalid. To the Best Knowledge of the Seller and the Shareholder, there are no obligations, including payment of money, past due by either party to any Third-Party Software Agreement. To the Best Knowledge of the Seller and the Shareholder, there are no disclosed or undisclosed breaches of warranty, whether or not within a time period to cure, pertaining to any Third-Party Software Agreement. To the Best Knowledge of the Seller and the Shareholder, there is no condition existing that has or will trigger a right to terminate any Third-Party Software Agreement. To the Best Knowledge of the Seller and the Shareholder, there is no requirement in any Third-Party Software Agreement requiring a third party to be a signatory to this Agreement. The Third-Party Software neither infringes nor is being infringed by any third party proprietary interest, including (without limitation) any third party patent, copyright, trademark or trade secret interest.

         4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12,
(a) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller and the Shareholder, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (b) to the Best Knowledge of the Seller and the Shareholder, no reasonable basis or reasonable grounds for any such suit, action, claim, inquiry, investigation or proceeding exists and (c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, to the Best Knowledge of Seller and Shareholder, there is no state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

         4.13 Licenses and Permits; Compliance With Governmental Requirements. Except as set forth in Schedule 4.13, Seller has all federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller and the Shareholder, threatened to revoke or limit any thereof. Schedule
4.13 contains a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to the BCC Parties, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's business. There are no safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller and the Shareholder, that are threatened relating to the business or employment practices of Seller. Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14 Authorization.

                  (a) Seller has full legal right, power and authority to enter into and deliver this Agreement, to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller and the performance by it of the transactions contemplated herein have been duly and validly authorized by all requisite corporate actions of Seller, and this Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

                  (b) Shareholder has full legal right, power and authority to enter into and deliver this Agreement and the Affiliate Letter (as defined herein), to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly and validly executed and delivered by Shareholder and is the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with the terms of the Agreement, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         4.15 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, correspondence and historic revenue of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete.

         4.16 Environmental Protection Laws.

                  (a) Except as set forth in Schedule 4.16, to the Best Knowledge of the Seller and the Shareholder, Seller has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority.

                  (b) Except as set forth in Schedule 4.16, there are no existing, pending or, to the Best Knowledge of Seller and the Shareholder, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against Seller or its Assets or the Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to the release of chemicals or Waste Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law.

                  (c) Except as set forth in Schedule 4.16, all notices, permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Assets, any other assets or properties currently or previously leased or owned by Seller or the current and previous conduct of its business have been duly obtained or filed and are in full force and effect.

                  (c) Neither Seller nor the Shareholder has received notice that any permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

                  (d) Seller does not own or operate any underground storage tanks.

                  (e) No portion of the Assets or any other assets or properties currently or previously leased or owned by Seller is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                  (f) All Waste Materials generated by Seller have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws.

                  (g) No Person has disposed or released any Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller and Seller has not disposed or released Waste Materials on or under the Assets or any other asset or property currently or previously leased or owned by Seller, except in compliance with all Environmental Laws.

                  (h) No facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of Seller, the Assets or any other assets or properties currently or previously leased or owned by Seller in connection with
(i) any release, transportation or disposal of any Waste Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.17 Accounts Receivable. All notes and accounts receivable of Seller that are reflected on the Reference Balance Sheet or that have arisen since the Balance Sheet Date ("Accounts Receivable") have arisen in the ordinary course of business. All Accounts Receivable either (a) have been collected or (b) are collectible on the respective due dates thereof, or, if no due date is stated with respect thereto, within 90 days of their creation in the ordinary course of business, in each case in the aggregate recorded amounts thereof, less the applicable reserves with respect thereto reflected on the Reference Balance Sheet. Seller has not factored or discounted or agreed to factor or discount any Account Receivable. The values at which the Accounts Receivable are carried on the Reference Balance Sheet reflect the accounts receivable valuation policy of Seller which is consistent with Seller's past practice and in accordance with generally accepted accounting principles consistently applied. Schedule 4.17 sets forth a true, correct and complete list of all Accounts Receivable written off by Seller, in whole or in part, as uncollectible during the two years preceding the date hereof. Schedule 4.17 also sets forth a true, correct and complete aging of the Accounts Receivable of Seller as of the most recent practicable date.

         4.18 Brokers and Finders. No broker or finder has acted for Seller or the Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or the Shareholder.

         4.19 Deposits. Except as set forth on Schedule 4.19, Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits").

         4.20 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other Governmental Authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.21 Customer List; Supplier List.

         (a) Schedule 4.21(a) sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two years immediately preceding the date hereof. This list provides an accurate statement of the gross revenues received from each such customer by the Business during the twelve-month period ended September 30, 1998. This list also indicates by special designation all customers on the list with respect to which the Business has not sold or provided products or services during the nine-month period immediately preceding September 30, 1998.

         (b) Schedule 4.21(b) sets forth a true, correct and complete list of all suppliers of the Business from which Seller has purchased or otherwise received more than $10,000 worth of products or services during either of the two years immediately preceding the date hereof. This list provides an accurate statement of the gross payments to each such supplier by the Business during the twelve-month period ended September 30, 1998. This list also indicates by special designation all suppliers on the list with respect to which the Business has not purchased or otherwise received products or services during the nine-month period immediately preceding September 30, 1998.

         4.22 No Royalties. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.23 Bank Accounts. Schedule 4.23 sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of Seller and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date. Except as set forth in Schedule 4.23, since the date of the balances set forth on such list, there have been no payments out of or drafts against any of the accounts included therein other than routine payments and drafts in the ordinary course of business, and the balances in such accounts as of the date hereof are not materially different from those reflected in such list. Schedule 4.23 also lists all persons having signatory authority over or access to such bank and financial accounts and safe deposit boxes.

         4.24 Insurance. Schedule 4.24 sets forth all existing insurance policies held by Seller relating to the Business, Assets, employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before September 30, 1998, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. Except for the policies identified as such on
Schedule 4.24, none of the policies set forth on Schedule 4.24 will terminate as a result of the transactions contemplated by this Agreement.

         4.25 Employee Benefit Matters. As used in this Section 4.25, "Seller" shall include Seller and any member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m) and (o) of the Code of which Seller is a member.

                  (a) List of all Benefit Plans and Compensation Agreements.
Schedule 4.25(a) includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2) and 3(3) of ERISA and all other employee benefit agreements or arrangements, including, but not limited to, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or their beneficiaries) of Seller. Seller is not aware of any commitment to create any new plan, agreement or arrangement or modify any now existing. Seller has delivered to the BCC Parties, as to each plan, agreement or arrangement listed in Schedule 4.25(a), as applicable, a complete and accurate copy of (i) each plan, agreement or arrangement listed, (ii) the trust, group annuity contract or other document which provides the funding for the plan, agreement or arrangement, (iii) the three most recent annual Form 5500, 990 and 1041 reports, (iv) the most recent actuarial report or valuation statement, (v) the most current summary plan description, booklet, or other descriptive written materials, and each summary of material modifications prepared after the last summary plan description, (vi) the most recent IRS determination letter and all rulings or determinations requested from the IRS subsequent to the date of that exemption letter and (vii) all other correspondence from the IRS or the Department of Labor received which relates to one or more of the plans, agreements or arrangements. There are no pending or, to the Best Knowledge of Seller and the Shareholder, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans disclosed on Schedule 4.25(a) or their related trusts.

                  (b) Representations Pertaining to all Employee Benefit Plans. Each employee welfare benefit plan and every employee pension benefit plan as defined in Sections 3(1), 3(2) and 3(3) of ERISA which has been or is sponsored by, participated in by or contributed to by Seller: (i) is in compliance with the Code and ERISA, including, but not limited to, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA; (ii) has had the appropriate Form 5500 filed timely for each year of its existence; (iii) has not engaged in any transaction described in Sections 406 or 407 of ERISA or Section 4975 of the Code unless exempt under Section 408 of ERISA or Section 4975 of the Code, as applicable; (iv) has at all times complied with the bonding requirements of Section 412 of ERISA; (v) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to Seller which may subject Seller to the payment of a penalty, interest, tax or other amount and (vi) can be unilaterally terminated or amended on no more than 90 days notice [other than collectively bargained union plans], and (vii) all contributions or other amounts payable by Seller as of the Closing Date with respect to each employee welfare benefit plan and each employee pension benefit plan, other than an employee pension benefit plan which is subject to Section 412 of the Code, have either been paid or accrued in the Reference Balance Sheet, a copy of which has been furnished to the BCC Parties. No notice has been received by Seller of an increase or proposed increase in the cost of any employee welfare benefit or employee pension benefit plan or other employee benefit agreement or arrangement listed in Schedule 4.25(a).

                  (c) Additional Representations Pertaining to Certain Employee Welfare Benefit Plans. All voluntary employee benefit associations have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS or the applicable submission period will not have ended prior to the Closing. No plan, arrangement or agreement with any one or more employees will cause Seller to have liability for severance pay as a result of the Merger. Except as listed in Schedule 4.25(a), Seller does not provide employee benefits, including without limitation, death, post-retirement medical or health coverage (whether or not insured) or contribute to or maintain any employee benefit plan which provides for benefit coverage following termination of employment, nor has it made any representations, agreements, covenants or commitments to provide that coverage, except (i) as is required by
Section 4980B(f) of the Code or other applicable statute, (ii) death benefits or retirement benefits under any employee pension benefit plan as defined in
Section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary), or (iv) deferred compensation benefits which have been accrued as liabilities on the books of Seller and disclosed on its Financial Statements. All group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code.

                  (d) Additional Representations Pertaining to Certain Employee Pension Benefit Plans. All employee pension benefit plans as defined in Section 3(2) of ERISA which are intended to qualify under Section 401(a) of the Code have been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period will not have ended prior to the Closing. No facts have occurred which if known by the IRS could cause disqualification of those plans. All employee pension benefit plans to which Section 412 of the Code is applicable have fully complied with the funding requirements of that Section and there is no accumulated funding deficiency as defined in Section 302(a)(2) of ERISA (whether or not waived) in any one or more of those plans. Seller has paid all premiums (any interest, charges and penalties for late payment, if any applicable) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each employee pension benefit plan for which premiums are required. No facts are known by Seller which will materially increase those premiums within three years of the Closing Date. Except as set forth on Schedule 4.25(d), no employee pension benefit plan maintained by Seller has been terminated under circumstances which would result in liability to the PBGC. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any employee pension benefit plan subject to Title IV of ERISA. Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to Section 4064(a) of ERISA to which Seller made contributions at any time during the six years prior to the date of Closing. Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA. The aggregate withdrawal liability of Seller, computed as if a complete withdrawal by Seller had occurred under each multiemployer pension plan as of the date hereof, would not exceed $10,000.

                  (e) Except as disclosed in Section 4.25(e), the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due any director, officer or employee or former director, officer or employee (including any beneficiary) from Seller.

         4.26 Warranties and Product Liability.

                  (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 4.26, Seller has not given or made any warranties either express or implied in connection with the sale or rental of goods or services, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller and the Shareholder, and except as set forth in Schedule 4.26, there is no state of facts or occurrence of any event forming the basis of any present claim against Seller with respect to warranties relating to products produced, manufactured, marketed, sold, transported or distributed by Seller or services rendered or allegedly offered by or on behalf of Seller that could reasonably be expected to materially exceed the reserves therefor.

                  (b) To the Best Knowledge of Seller and the Shareholder, there is no state of facts or any event forming the basis of any present claim against Seller not fully covered by insurance for personal injury or property damage alleged to be caused by products produced, manufactured, marketed, sold, transported or distributed by Seller or services rendered or allegedly offered by or on behalf of Seller, except for deductibles and self-insurance retentions.

         4.27 Securities Laws Matters.

                  (a) Except as contemplated by Article 16 hereof, the Shareholder recognizes and understands that the Merger Consideration to be issued to the Shareholder pursuant to the Merger (the "securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Shareholder contained herein.

                  (b) The Shareholder represents and warrants that (i) Shareholder has business knowledge and experience, such experience being based on actual participation therein, (ii) Shareholder is capable of evaluating the merits and risks of an investment in the Merger Consideration and the suitability thereof as an investment therefor, (iii) the Merger Consideration to be acquired by the Shareholder in connection with the Merger will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) Shareholder's residence and domicile is in the State of Florida, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the BCC Parties or either of them or as to the value of the Merger Consideration and
(vi) Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act. The Shareholder understands that none of the BCC Parties is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 16 hereof.

                  (c) The Shareholder has consulted with Shareholder's securities counsel in regard to the securities laws and is fully aware (iii) of the circumstances under which the Shareholder is required to hold the securities, (iv) of the limitations on the transfer or disposition of the securities, (v) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (vi) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. The Shareholder has been advised by Shareholder's securities counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. The Shareholder acknowledges that the BCC Parties are relying upon the truth and accuracy of the representations and warranties in this Section 4.27 by the Shareholder in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                  (d) The Shareholder has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of BCC held on February 26, 1998 and (ii) copies of BCC's Annual Report on Form 10-K for the year ended September 30, 1997, and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998, and June 30, 1998, filed with the Commission under the Exchange Act. The Shareholder has been furnished with the complete financial statements of BCC for the fiscal years ended September 30, 1995, 1996 and 1997, and the three, six and nine months ended December 31,

1997, March 31, 1998, and June 30, 1998, respectively. The Shareholder has been furnished with a summary description of the terms of the BCC Stock and the BCC Parties have made available to the Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Shareholder as set forth herein or for the purpose of considering the transactions contemplated hereby. BCC has offered to make available to the Shareholder upon request at any time all exhibits filed by BCC with the Commission as part of any of the reports filed therewith.

                  (e) The Shareholder agrees that the certificates representing such Shareholder's Merger Consideration to be acquired pursuant to the Merger will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

The Shareholder understands and agrees that appropriate stop transfer notations will be placed in the records of BCC and with its transfer agent in respect of the securities which are to be issued to the Shareholder in the Merger. BCC shall be obligated to reissue promptly unlegended certificates and remove any stop-transfer instructions at the request of Shareholder if Shareholder shall have obtained an opinion of counsel at such Shareholder's expense (which counsel may be counsel to BCC) reasonably acceptable to BCC to the effect that the subject securities or a portion of the subject securities may lawfully be transferred without registration, qualification or legend.

         4.28 No Untrue Statements. The statements, representations and warranties of Seller and the Shareholder set forth in this Agreement and the Schedules and in all other documents and information furnished to the BCC Parties, or either of them, and their representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller and Shareholder, there is no fact or matter that is not disclosed to the BCC Parties in this Agreement or the Schedules that materially and adversely affects or, so far as Seller or Shareholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or Shareholder to perform their respective obligations under this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE BCC PARTIES. The BCC Parties jointly and severally represent and warrant to the Shareholder as follows:

         5.1 Purchaser Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 BCC Incorporation. BCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.3 Authorization. The BCC Parties have full legal right, power and authority, corporate and otherwise, to enter into this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement and the performance by the BCC Parties of the transactions contemplated herein have been duly authorized by all requisite corporate action of the BCC Parties and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or similar laws affecting generally the rights of creditors or by principles of equity.

         5.4 Brokers and Finders. Except as set forth in Schedule 5.4, no broker or finder has acted for the BCC Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the BCC Parties. All fees and commissions related to the arrangement set forth in Schedule 5.4, or any other arrangement between the BCC Parties and any broker or finder, shall be paid by BCC.

         5.5 Authorization for Merger Consideration. BCC has taken all necessary action to permit it to issue the number of shares of Merger Consideration required to be issued pursuant to the terms of this Agreement. The shares of Merger Consideration issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Merger Consideration issuable pursuant to this Agreement will, when issued, be listed on the Nasdaq National Market.

         5.6 SEC Documents. BCC has provided to Seller and the Shareholder its Annual Report on Form 10-K for the year ended September 30, 1997, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998, and June 30, 1998, and its proxy statement with respect to the Annual Meeting of Stockholders held on February 26, 1998 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of BCC included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of BCC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments).

         5.7 Form S-3. BCC is a registrant qualified and entitled to use a registration statement on Form S-3.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER.

                  (a) All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or the Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and the Shareholder hereunder. All indemnifications, representations and warranties made by Seller and/or the Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time regardless of any investigation at any time made by or on behalf of the BCC Parties. The covenants and agreements made by Seller and/or the Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

                  (b) All statements of fact contained in the Agreement or in any written statement (including financial Statements), certificate, schedule or other document delivered by or on behalf of the BCC Parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the BCC Parties hereunder. All indemnifications, representations and warranties made by the BCC Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Time. The covenants and agreements made by the BCC Parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         7. TAX  TREATMENT.

         Seller, the Shareholder and the BCC Parties intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") for federal income tax purposes under Sections 368(a)(1) and 368(a)(2)(D) of the Code, and agree to treat and report for federal income tax purposes the transactions hereunder as a Reorganization. This Agreement shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization for federal income tax purposes.

         8.. PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

                  8.1 General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9).

                  8.2 Notices and Consents. Each of the Parties, as promptly as practicable, (i) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its Subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) will use their best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Governmental Authorities necessary to be obtained by each of them, or any of their respective Subsidiaries or Affiliates, in order for each of them, respectively, so to consummate such transactions; and (iii) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder.

                 8.3 Operation of Business. Except as contemplated by this Agreement or as set forth in the Schedules, during the period from the date of this Agreement to the Effective Time, (a) Seller will conduct its operations according to its ordinary course of business and consistent with past practice, (b) Seller will not enter into any material transaction other than in the ordinary course of business and consistent with past practice, and (c) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, Seller will seek to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Seller will not, and will not permit any of its Subsidiaries to, without the prior written consent of BCC:

                  (a) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other Encumbrance of (i) any additional shares of its capital stock of any class (including the Seller Stock), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for Seller Stock outstanding on the date hereof;

                  (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Seller Stock);

                  (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to the Seller's shareholders in their capacity as such;

                  (d) (i) grant any increases in the compensation of any of its directors, officers or key employees, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any employee benefit plan as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or amend any existing, employment agreement with any such director, officer or key employee, (iv) enter into any new, or amend any existing, severance agreement with any such director, officer or key employee, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, employee benefit plan;

                  (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller (other than the Merger);

                  (f) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course of business and consistent with past practice, any other assets in excess of $10,000;

                  (g) adopt any amendments to its charter or Bylaws;

                  (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person;

                  (i) engage in the conduct of any business the nature of which is different than the business Seller is currently engaged in;

                  (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Seller or its Subsidiaries;

                  (k) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $10,000 per year which is not cancelable without penalty on 30 days' or less notice; or

                  (l) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  8.4 Filings Under HSR Act. As soon as practicable, each of BCC and the Seller shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of the Seller and BCC shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the merger under the HSR Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by BCC.

                  8.5 Full Access. The Seller and Shareholder will, and Shareholder will cause the Seller to, permit representatives of the BCC Parties and its financing parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records and the workpapers of the independent accountants for the Seller), contracts and documents of or pertaining to the Seller .

                  8.6 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Sections 4 or 5 above. No disclosure by any Party pursuant to this Section 8.6, however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  8.7 Updated Financial Statements. As soon as available and in any event within 30 days after the end of each month prior to the Closing Date, commencing with October 30, 1998, Seller shall deliver to BCC a consolidated balance sheet and related statement of operations and cash flows of Seller. All such financial statements shall be covered by and conform to the representations and warranties set forth in Section 4.3 hereof and shall be included in the term "Financial Statements" for purposes of this Agreement.

                  8.8 Exclusivity.

                           (i) Shareholder will not, and will not cause or
                  permit Seller to, (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to a Business Combination or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek a Business Combination. Shareholder will notify BCC immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

                           (ii) The Parties hereto recognize and acknowledge
                  that a breach by Shareholder or Seller of this Section 8.8 will cause irreparable and material loss and damage to BCC as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in Business Combination with a Person other than BCC, Seller and Shareholder shall promptly reimburse BCC for the reasonable expenses incurred by BCC in connection with the transactions contemplated by this Agreement.

                  8.9 Schedules. From time to time prior to the Closing, Seller and the Shareholder will promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of the Schedules made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless BCC specifically agrees thereto in writing.

                  8.10 Seller Information. The Shareholder and Seller shall provide to BCC all financial information of the Seller in the format required in connection with the filing of financial information of the Seller with BCC's Current Report on Form 8-K under the Exchange Act required in connection with BCC's acquisition of the Business.

                  8.11 Voting of Seller Stock. Until this Agreement has been terminated under Article 17, Shareholder agrees to vote all shares of Seller Stock held by him in favor of the approval of this Agreement and the transactions contemplated hereby and not to exercise any dissenters' rights he may have under New York law. Shareholder hereby grants to the BCC Parties for a period commencing on the date hereof an continuing so long as this Agreement is in effect, an irrevocable proxy, which is coupled with an interest, to vote such shares of Seller Stock held by it to approve this Agreement and the transaction contemplated hereby.

                  8.12 Affiliate Letters. Prior to the Closing Date, the Seller shall identify to the BCC Parties all persons who, at the time of the vote of the Seller's shareholders on the Merger, may be "affiliates" of the Seller within the meaning of Rule 145 under the Securities Act. The Seller shall use best efforts to provide the Purchaser with such information as the BCC Parties shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Seller. The Seller shall use best efforts to deliver to the BCC Parties prior to the Closing Date a letter from each of the affiliates specified by the BCC Parties in substantially the form attached hereto as Schedule 8.12 (an "Affiliate Letter"), and each Person who is identified as an affiliate by the Seller and the BCC Parties has delivered, or agrees to deliver to the BCC Parties prior to the Closing Date, an Affiliate Letter.

                  8.13 Employment Arrangements. Larry A. Davis shall enter into an employment arrangement with Purchaser or BCC as contemplated by
         Article 12.

                  8.14 Stock Pledge and Escrow Agreement. The Shareholder shall execute and deliver a Stock Pledge and Escrow Agreement (the "Escrow Agreement") in substantially the form attached hereto as Schedule 8.14.

                  8.15 Intellectual Property Assignment. Seller shall have executed and delivered to Purchaser at Closing the intellectual property assignment (the "Intellectual Property Assignment") as contemplated by Section 10.5.

                  8.16 Termination of Contracts. The contracts, agreements and other instruments listed on Schedule 8.16 shall have been duly and validly terminated without any liability on the part of Seller, and Seller and Shareholders shall have delivered to the BCC Parties at Closing a certificate to such effect.

         9. CONDITIONS TO OBLIGATION TO CLOSE

                  9.1 Conditions to Obligation of the BCC Parties. The obligation of the BCC Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (a) all representations and warranties of the
                  Shareholder and Seller contained in this Agreement (including the Schedules hereto), and all written information delivered to the BCC Parties by the Shareholder and Seller on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                           (b) the Shareholder and Seller shall have performed
                  and complied with all of its or his covenants hereunder in all material respects through the Closing;

                           (c) there shall have been no material adverse change
                  in the Seller from September 30, 1998 to the Closing Date not consented to by BCC in writing;

                           (d) the Seller and Shareholder shall have procured
                  all of the third party consents required in connection with the consummation of the transactions contemplated hereby;

                           (e) no action, suit or proceeding shall be pending or
                  threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
                  (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of BCC to control the Seller, (iv) affect adversely the right of the Seller to own its assets and to operate its businesses,
                  (v) require or could reasonably be expected to require any divestiture by the Seller of a portion of its business that BCC in its reasonable judgment believes will have a material adverse effect on the Seller or (vi) imposes any condition upon the Seller that in BCC's reasonable judgment (x) would be materially burdensome to the Seller or (y) would materially increase the costs incurred or that will be incurred by BCC as a result of consummating the merger and the other transactions contemplated hereby (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                           (f) Seller shall have delivered to BCC a certificate
                  to the effect that (i) each of the conditions specified above in Section 9.1(a) through (e) is satisfied in all respects;

                           (g) all applicable waiting periods (and any
                  extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of any Governmental Authority required in connection with the consummation of the transactions contemplated hereby;

                           (h) BCC shall have received from counsel to Seller an
                  opinion in form and substance reasonably acceptable to BCC, addressed to BCC, and dated as of the Closing Date;

                           (i) all actions, proceedings, instruments and
                  documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to BCC;

                           (j) the board of directors of the BCC parties shall
                  have approved this Agreement and the consummation by the BCC Parties of the transactions contemplated hereby;

                           (k) BCC is satisfied with the results of its
                  continuing business, legal and accounting due diligence regarding Seller;

                           (l) the Shareholder and Seller shall have provided to
                  BCC all financial information of the Seller in the format required in connection with the filing of financial information of the Seller with BCC's Current Report on Form 8-K under the Exchange Act required in connection with BCC's acquisition of the Business;

                           (m) all actions to be taken by Seller and Shareholder
                  in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to BCC;

                           (o) BCC shall have received a letter from the
                  independent accountants for the Seller to the effect that the Seller meets the requirements applicable to a combining company for pooling of interest accounting treatment;

                           (p) BCC shall have received a letter from the
                  independent accountants for BCC to the effect that the Merger will qualify for pooling of interests accounting treatment;

                           (q) BCC shall have received a letter, dated the
                  Closing Date, from Arthur Andersen LLP, accountants to BCC, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by and there will be no corporate income tax liability to BCC or Seller by reason of the Merger;

                           (r) BCC shall have received the Affiliate Letters;
                  and

                           (s) all of the employees designated by Purchaser with
                  an asterisk on Schedule 4.7 hereto shall continue to be employees of Seller, and none shall have communicated to Seller any intent to leave Seller's employ within 12 months after the date of this Agreement; and

                           (t) as of the Closing Date, no shareholder of Seller
                  shall have demanded or otherwise purported to exercise dissenter's rights, if any, pursuant to New York law with respect to all or any portion of the Seller Stock.

         BCC may waive any condition specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing.

                  9.2 Conditions to Obligation of Seller and Shareholder. The obligation of Seller and Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (a) all representations and warranties of BCC
                  contained in this Agreement, and all written information delivered to Seller by BCC on or prior to the Closing Date pursuant to this Agreement, (i) that are qualified as to materiality shall be true in all respects on and as of the Closing Date and (ii) that are not qualified as to materiality shall be true in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made, and such written information was delivered, on and as of the Closing Date;

                           (b) BCC shall have performed and complied with all of
                  its covenants hereunder in all material respects through the Closing;

                           (c) no action, suit or proceeding shall be pending or
                  threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would
                  (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                           (d) BCC shall have delivered to Seller a certificate
                  to the effect that each of the conditions specified above in
                  Section 9.2(a) through (c) is satisfied in all respects;

                           (e) all applicable waiting periods (and any
                  extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of any Governmental Authority required in connection with the consummation of the transactions contemplated hereby;

                           (f) Seller shall have received from the general
                  counsel of BCC an opinion in form and substance reasonably satisfactory to the Seller, addressed to Seller, and dated as of the Closing Date;

                           (g) all actions to be taken by BCC in connection with
                  consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

                           (h) Seller shall have received a letter, dated the
                  Closing Date, from KPMG Peat Marwick, LLP, accountants to Seller, substantially to the effect that, in its opinion, the consummation of the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by Seller and that there will be no corporate income tax liability to Seller; that Shareholder's receipt of the BCC Stock in exchange for Seller Stock will not constitute a taxable event for Shareholder and that no gain or loss will be recognized and no income tax liability incurred thereby; and that the BCC Stock once received by Shareholder will be deemed to have the same holding period for long term capital gain or loss purposes upon its disposition as the Seller Stock given in exchange for such BCC Stock;

                           (i) Seller and Shareholder shall have received from
                  its Securities Counsel, Bond, Schoeneck & King, LLP, an opinion in form and substance reasonably satisfactory to the Seller and Shareholder, addressed to Shareholder, and dated as of the Closing Date;

                           (j) The Board of Directors of Seller shall have
                  approved this Agreement and the consummation by Seller of the transactions contemplated hereby; and

                           (k) There shall have been no material adverse change
                  in the BCC Parties from the date hereof to the Closing Date not consented to by Shareholder in writing.

         Seller may waive any condition specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

         10. SPECIAL CLOSING AND POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

         10.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 11). Seller and Shareholder acknowledge and agree that from and after the Closing BCC will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Seller.

         10.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 11).

         10.3 Transition. Seller and Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Seller from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with the Seller prior to the Closing. Seller and Shareholder will refer all customer inquiries relating to the businesses of the Seller to BCC from and after the Closing.

         10.4 Termination of Agreements. Seller and Shareholder shall take all necessary efforts to ensure that the Agreements listed on Schedule 8.16 are terminated prior to Closing.

         10.5 Intellectual Property Assignment. Although acknowledged by all parties as also fully enabled by the Merger memorialized by this Agreement, Seller shall also execute a separate assignment to Purchaser of all of Seller's right, title and interest in and to Intellectual Property, including the Software itemized on Schedule 1.53. This separate assignment shall be set forth as Schedule 10.5 to this Agreement, and recordation thereof shall be at the sole discretion of Purchaser.

         10.6 Use of Name of Seller. Immediately upon the occurrence of the Closing, Seller and Shareholder shall cease using the name "Communications Software Consultants, Inc.," "CommSoft," "CommVergence," and all derivations thereof. Seller and Shareholder covenant and agree that after the Closing they will not, directly or indirectly, use the name "Communications Software Consultants, Inc.," "CommSoft," "CommVergence," or any derivation thereof in connection with any business enterprise.

         10.7 Employee Benefits Matter.

         (a) Seller and BCC shall cooperate to ensure orderly transfer of employees of the Seller to employee benefit plans of BCC.

         (b) This Section 10.7 reflects the agreements of the parties but does not create any rights or obligations except as among the parties to this Agreement, and it is specifically agreed that no present or future employee of the Seller or its Subsidiaries will be treated as a third-party beneficiary of the provisions of this Section 10.7. Nothing in this Section 10.7 or elsewhere in this Agreement will preclude the Seller or any of its Subsidiaries from terminating the employment of any employee of the Seller or its Subsidiaries, or preclude the Seller from amending or terminating in its discretion any employee benefit plan maintained by the Seller or any of its Subsidiaries.

         10.8 Pooling of Interests Accounting. Seller and Shareholder shall use their best efforts not to, and Shareholder shall use his best efforts to cause the Seller and each holder of a Seller Employee Stock Option not to, take any action which would disqualify the transactions contemplated by this Agreement from pooling of interests accounting treatment by BCC. Without limiting the foregoing, Shareholder shall not sell, transfer, pledge, or otherwise dispose of such Shareholder's interests in or reduce such Shareholder's risk relative to any of the shares of the BCC Stock issued to such Shareholder pursuant to
Article 2 above prior to the consummation of the transaction contemplated by this Agreement.

         10.9 Tax-Free Reorganization. Seller shall not, nor permit any Shareholder or holder of a Seller Employee Stock Option to, nor shall Purchaser or BCC, take any action which would disqualify the transactions contemplated by this Agreement from treatment as a tax-free reorganization of the Seller, to the extent that such treatment is otherwise available to the Shareholder.

         10.10 Board Representation. At or prior to the Closing, BCC's Board of Directors shall appoint Larry A. Davis to serve as a director of BCC effective as of the Effective Time. BCC shall take all requisite action to amend its Bylaws, if necessary, to increase the size of its Board of Directors in order to effect the appointment contemplated by this Section 10.10. In connection with the first annual meeting of BCC shareholders following the Effective Time, BCC will nominate Larry A. Davis to serve as a director of BCC.

         10.11 Principal Office of Seller. BCC and Purchaser agree that the principal offices of Seller shall remain in the "Capital Region" (Albany, New York area) for no less than four years following the Closing.

         10.12 Earnings Release. BCC agrees that it will publish results covering at least 30 days of post Merger combined operations of BCC and Seller as soon as reasonably practicable, and in any event no later than 30 days after the end of the first full calendar month of post Merger combined operations of BCC and Seller.

         11.   INDEMNITY BY THE SHAREHOLDER.

         11.1 Indemnification by the Shareholder. The Shareholder agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), arising out of or resulting from or relating to any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by Seller or the Shareholder in this Agreement. Any claim for indemnification under this Section 11.1 must be made within one year after the Effective Time (the "Indemnification Period").

         11.2 Environmental Indemnification. The Shareholder agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to or in connection with (a) the acts or omissions of any Person prior to the Effective Time relating to Seller, any business currently or previously conducted by Seller, the Assets, the operations currently or previously conducted by Seller or any other assets or properties currently or previously leased or owned by Seller, or (b) any inaccuracy or breach by Seller or the Shareholder of a representation or warranty contained in
Section 4.16 hereof (collectively, "Environmental Losses"). Any claim for indemnification under this Section 11.2 must be made within the Indemnification Period.

         11.3 Tax Indemnification The Shareholder agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Effective Time (collectively, "Tax Losses"). Any claim for indemnification under this Section 11.3 must be made within the Indemnification Period.

         11.4 Products Liability and Warranty Indemnification. The Shareholder agrees to indemnify, defend and hold harmless the BCC Parties and the Surviving Corporation and each of their respective Associates, Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller on or prior to the Effective Time (collectively, "Product Losses"). Any claim for indemnification under this Section 11.4 must be made within the Indemnification Period.

         11.5 Indemnification by the BCC Parties. The BCC Parties, jointly and severally, agree to indemnify, defend and hold harmless the Shareholder and his heirs, successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to any inaccuracy in or breach of any representation, warranty, covenant, commitment or agreement made or undertaken by the BCC Parties in this Agreement. Any claim for indemnification under this Section 11.5 must be made within the Indemnification Period.

         11.6 Limitation on Indemnification; Basket.

                  (a) The Holdback Shares are the source from which any and all potential claims for indemnification by the BCC Parties and any other Indemnitee other than the Shareholder under this Article 11 shall be satisfied and Shareholder shall not have any liability for indemnity claims hereunder other than the Holdback Shares, except (i) to the extent otherwise provided in Section
13.5 and Article 14 below, (ii) with respect to claims for indemnification under
Section 11.5 hereof, for which Damages shall be paid in cash by the BCC Parties,
(iii) any claim for indemnification based on a breach of a representation, warranty or covenant contained in Section 4.18 for which Damages shall be paid in cash by the Shareholder (without regard to the Holdback Shares), and (iv) any claim involving the assertion of an intentional fraud, fraud in the inducement or intentional misrepresentation or breach, for which Damages shall be paid in cash by the Shareholder (without regarding to the Holdback Shares). The indemnification obligations of the Shareholder pursuant to Sections 11.1 through
11.4 above shall be satisfied through a reduction of the Merger Consideration effected by cancellation or other disposition by BCC of Holdback Shares pursuant to Section 11.7 of this Agreement. For purposes of any indemnification claim under this Article 11, the Holdback Shares shall be valued on the basis of the average of the last reported sales price of BCC Stock on the Nasdaq National Market over the 20 trading days preceding the Closing Date.

                  (b) No claim for indemnification under Sections 11.1, 11.2, 11.3, 11.4 and 11.5 may be brought after the expiration of the Indemnification Period, except for claims made in accordance with Section 11.9 prior to such expiration (whether or not any action, demand or proceeding is instituted with respect to such claims prior to the expiration of the Indemnification Period), it being understood, without limitation, that any Damages arising after the expiration of the Indemnification Period shall be recoverable upon notice properly given prior to the expiration of the Indemnification Period.

                  (c) An Indemnitee shall not be entitled to assert any claim for indemnification under this Article 11 unless and until such time as all claims for Damages of the Indemnitee exceed $35,000 in the aggregate (the "Basket"). Once all Damages of an Indemnitee exceed the Basket, the Indemnitee shall, subject to the terms of this Article 11, be entitled to full indemnification for all Damages up to and in excess of the Basket.

         11.7 Holdback. The Holdback Shares (which shall include for purposes of this Section 11.7, the net proceeds of any sale of Holdback Shares and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving
BCC) shall be deemed as of the Effective Time to be deposited by the Shareholder with the Escrow Agent, and certificates representing the Holdback Shares shall be held by the Escrow Agent. The Shareholder shall deliver to the Escrow Agent at the Closing the Escrow Agreement, appropriate stock powers endorsed in blank and such other documentation as the Escrow

Agent may reasonably prescribe to carry out the purposes of this Section 11.7 So long as any Holdback Shares are held by the Escrow Agent hereunder, BCC shall have, and the Shareholder by execution and/or approval of this Agreement hereby grants, effective as of the Effective Time, a perfected, first priority security interest in such Holdback Shares to secure payment of amounts payable by the Shareholder in respect of claims under this Article 11. In connection therewith, the Shareholder shall execute and deliver such instruments as BCC or the Escrow Agent may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

         11.8 Escrow. At Closing, the Purchaser and Seller shall deposit Holdback Shares with the Escrow Agent pursuant to the Escrow Agreement. The Escrow Agreement shall be executed and delivered by the Shareholder and the appropriate BCC Parties at Closing. Until such time as the Holdback Shares shall have been delivered to the Shareholder pursuant to the terms of the Escrow Agreement, the Shareholder covenants and agrees with the BCC Parties that the Shareholder will not sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other pledge agreement or understanding (either written or oral) with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of any Holdback Shares.

         11.9 Procedure. All claims for indemnification or payment under this
Article 11 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this Article 11 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 11 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third-Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that notice be delivered prior to the expiration of one year after the Effective Time, failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the

Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. No Third-Party Claim may be settled by Indemnitor without the written consent of the Indemnitee. So long as the Indemnitor is vigorously contesting any such Third-Party Claim in good faith, the Indemnitee shall not pay or settle such claim without the Indemnitor's consent, which consent shall not be unreasonably withheld. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitor to Indemnitee at least ten Business Days prior to any settlement of any such claim.

                  (c) If a claim for indemnity is provided pursuant to this
Article 11 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 15 Business Days after notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with
Section 19.11 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by Frost National Bank (San Antonio), N.A. (the "Prime Rate") from the date the claim is first made until fully paid.

         11.10 Payment.

                  (a) Payment of any amounts due pursuant to this Article 11 shall be made within ten Business Days after resolution of the claim.

         11.11 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to a Loss under this Article 11 shall be net of any insurance recovery by the Indemnitee on account of such Loss from an unaffiliated party. Any tax benefit actually realized by an Indemnitee on account of a Loss that is fully indemnified by an Indemnitor shall be paid to the Indemnitor when and if such benefit is actually realized and then only to the extent such benefit is attributable to the indemnified portion of the Loss. The benefit actually realized shall be based on the Federal Tax Returns of the Indemnitee and any benefit shall not be considered realized unless and until the Tax Return reflecting such benefit is filed. To the extent such benefit is disallowed or reduced in connection with any audit, the Indemnitor shall promptly refund the amount of the benefit so disallowed or reduced.

         11.12 Failure to Pay Indemnification. If Indemnitor fails or refuses to pay any amount due under this Article 11, the Indemnitee shall proceed in accordance with the arbitration provisions of Section 19.11 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

         11.13 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article 11 and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

         11.14 INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 11 SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE PARTY SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE PARTY SEEKING INDEMNIFICATION, IS ALLEGED OR PROVEN.

         11.15 Appointment of Successor Escrow Agent. In the event the Escrow Agent resigns and is discharged from its duties or obligations under the Escrow Agreement, BCC will designate a successor Escrow Agent prior to the expiration of the ten-day period following the notice date of the Escrow Agent's resignation, by giving written notice to the Escrow Agent and the Shareholder. BCC may appoint a successor Escrow Agent without the consent of the Shareholder so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Shareholder, which consent shall not be unreasonably withheld.

         12. EMPLOYMENT AND CONSULTING ARRANGEMENTS. Larry A. Davis on the one hand, and Purchaser on the other hand, shall enter into the employment agreement substantially in the form attached hereto as Schedule 12 on or before the Closing Date whereby Larry A. Davis shall provide services to Purchaser.

         13.  NON-COMPETITION AGREEMENT.

         13.1 Non-Competition. In consideration of the benefits of this Agreement to the Shareholder and as a material inducement to the BCC Parties to enter into this Agreement and pay 10,000 shares of BCC Stock to Shareholder at Closing in addition to the Merger Consideration, the Shareholder hereby covenants and agrees that, commencing on the Closing Date and ending three years following the termination of the employment agreement between BCC and the Shareholder referenced in Article 12, regardless of how such termination is brought about, Shareholder shall not, and the Shareholder shall cause his Associates, Affiliates and representatives not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the United States or Canada in any business activity in which Seller or the BCC Parties or their Affiliates participates or participated as of the Closing Date including, but not limited to, the activities of BCC listed on Schedule 13.1 hereto; provided, however, the foregoing shall not prohibit the Shareholder, his Associates, Affiliates and representatives from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the BCC Parties, so long as the Shareholder, his Associates, Affiliates and representatives do not participate in any way in the management, operation or control of such entity.

         13.2 Judicial Reformation. The Shareholder acknowledges that, given the nature of the BCC Parties' business, the covenants contained in Section 13.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the BCC Parties' business and to protect their legitimate business interests. If, however,
Section 13.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         13.3 Customer Lists; Non-Solicitation. Shareholder further covenants and agrees that he shall not, and the Shareholder will cause his Associates, Affiliates and representatives not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the BCC Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public, (ii) become or becomes generally known to the public through no fault of the Shareholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Seller or the BCC Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller or the BCC Parties.

         13.4 Covenants Independent The covenants of the Shareholder contained in Sections 13.1, 13.2 and 13.3 of this Agreement will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Shareholder against the BCC Parties will not constitute a defense to the enforcement by the BCC Parties of said provisions. The Shareholder understands that the provisions contained in Sections 13.1, 13.2 and 13.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of the Shareholder to be bound by the provisions of Sections 13.1, 13.2 and 13.3, the BCC Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. The Shareholder has been advised to consult with, and represents that he has consulted with, counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 13.1, 13.2 and 13.3 with specific regard to the nature of the business conducted by Seller and the BCC Parties and the Shareholder acknowledge that Sections 13.1, 13.2 and 13.3 are reasonable in all respects.

         13.5 Remedies Shareholder acknowledges that in the event of a breach or a threatened breach by the Shareholder of any of the provisions contained in Sections 13.1, 13.2 or 13.3 of this Agreement, the BCC Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the BCC Parties will not have an adequate remedy at law. Accordingly, the BCC Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posti ng bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the BCC Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for and recover money damages.

         14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Shareholder recognizes and acknowledges that he has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, lists of customers, software designs, system specifications, trade secrets, Software source code, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. The Shareholder agrees that he will, and will cause his Associates, Affiliates and representatives, to keep confidential and not disclose to any other Person or use for his own benefit or for the benefit of any other Person, and he will use his best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of the Shareholder, his Associates, Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Seller or the Shareholder may have entered into certain confidentiality agreements with third parties regarding the possible sale of Seller or its Business. Seller and/or the Shareholder has previously requested that all such third parties return to Seller all confidential information provided to such parties by or on behalf of Seller or the Shareholder or that such information be destroyed. At the Closing, Seller shall assign all of its rights in and to any such confidentiality agreements to Purchaser. Shareholder acknowledges that in the event of a breach or threatened breach by the Shareholder of any of the provisions contained in this Article 14, the BCC Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to ascertain, and therefore, the BCC Parties will not have an adequate remedy at law. Accordingly, the BCC Parties shall be entitled to such injunctive relief or other equitable relief, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such actual or threatened breach. The foregoing shall be in addition to and without prejudice to any other rights that the BCC Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for and recover money damages.

         15. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

         (a)      If to Purchaser or BCC, at:

                  Billing Concepts Corp.
                  7411 John Smith Drive, Suite 200
                  San Antonio, Texas 78229
                  Attention: W. Audie Long
                  Facsimile No.: (210) 949-7024

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  300 Convent Street, Suite 2200
                  San Antonio, Texas 78205
                  Attention: Phillip M. Renfro
                  Facsimile No.: (210) 270-7205


         (b)      If to Seller, at:

                  Communications Software Consultants, Inc.
                  Seven Southwoods Boulevard
                  Albany, New York 12211-2352
                  Attention: Larry A. Davis
                  Facsimile No.: (518) 427-1642

                  With a copy to:

                  Roach & Harris
                  524 Broadway
                  Albany, New York 12207
                  Attention: F. Thomas Roach
                  Facsimile No.: (518) 436-1248

         (c)      If to the Shareholder, at:

                  Larry A. Davis
                  Communications Software Consultants, Inc.
                  Seven Southwoods Boulevard
                  Albany, New York 12211-2352
                  Facsimile No.: (518) 427-1642

                  With a copy to:

                  Roach & Harris
                  524 Broadway
                  Albany, New York 12207
                  Attention: F. Thomas Roach
                  Facsimile No.: (518) 436-1248

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 15 shall be effective (x) when delivered, if delivered personally, (y) 24 hours after sending, if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, and (z) 5 business days after mailing, if mailed.

         16. REGISTRATION. BCC shall be obligated to the Shareholder as follows:

         16.1 Registration Rights. As soon after Closing as is reasonably practicable, but not later than March 31, 1999, BCC will, if it is a registrant entitled to use Form S-3 (or other appropriate registration statement) to register the Merger Consideration, use its best efforts to file a registration statement on Form S-3 (or any successor to Form S-3) (or other appropriate registration statement) with the Commission and such applications or other filings as required under applicable state securities or blue sky laws sufficient to permit the public offering of the Merger Consideration (excluding the Holdback Shares) to be made on a continuous basis pursuant to Rule 415 under the Act, and shall use its best efforts to cause such registration statement to be declared effective so that the Merger Consideration will be registered for the offering on such Form; provided, however, that BCC shall only be obligated to file one such registration statement on Form S-3 (or other appropriate registration statement) under this Section 16.1. The one registration statement requirement shall not be deemed to be satisfied until such registration statement has become effective under the Securities Act and Shareholder has had the opportunity to sell the Merger Consideration in accordance with Section 16.2(c) below. Notwithstanding the foregoing, BCC shall not be obligated to effect a registration pursuant to this Section 16.1: (a) in any particular jurisdiction in which BCC would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless BCC is already subject to service in such jurisdiction and except as may be required by the Securities Act; (b) if after three months from the Closing Date, BCC gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days of such notice; (c) if after three months from the Closing Date, during the period starting with the date 30 days prior to BCC's good faith estimated date of filing of, and ending on the date six months immediately following the effective date of any registration statement pertaining to securities of BCC, provided that BCC is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (d) if after three months from the Closing Date, BCC shall furnish to the Shareholder a certificate signed by the President of BCC stating that in the good faith judgment of the Board of Directors the filing of a registration statement would require the disclosure of material information that BCC has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed, then BCC's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by the Shareholder.

         16.2 Registration Procedures and Expenses. If and whenever BCC is required to include the Merger Consideration in a registration statement under the Securities Act, as provided in Section 16.1 hereof, BCC shall, as expeditiously as is reasonably practicable, do each of the following:

                  (a) prepare and file with the SEC a registration statement with respect to the Merger Consideration and, subject to the limitations under
Section 16.1 hereof, use its best efforts to cause such registration statement to become effective and remain effective as provided herein;

                  (b) cooperate with the Shareholder and any underwriter who shall sell the Merger Consideration in connection with their review of BCC made in connection with such registration;

                  (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier to occur of (i) the sale of all of the Merger Consideration by the Shareholder and (ii) the second anniversary of the effectiveness of the registration statement, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Merger Consideration covered by such registration statement for such period;

                  (d) furnish to the Shareholder such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Merger Consideration; and

                  (e) notify the Shareholder at any time when a prospectus relating to the Merger Consideration is required to be delivered under the Securities Act, (i) of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) at the request of Shareholder, prepare and furnish to the Shareholder a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Merger Consideration, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         16.3 Agreement by the Shareholder. In the event that the Shareholder participates, pursuant to this Article 16, in the offering of the Merger Consideration, the Shareholder shall:

                  (a) furnish BCC all material information reasonably requested by BCC concerning the Shareholder and the proposed method of sale or other disposition of the Merger Consideration and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Merger Consideration in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                  (b) cooperate in good faith with BCC and its underwriters, if any, in connection with such registration, including placing the Merger Consideration in escrow or custody to facilitate the sale and distribution thereof, provided that such escrow or custody arrangement shall be no more restrictive upon the Shareholder than upon any other holder of BCC Stock for the benefit of whom such registration is undertaken; and

                  (c) make no further sales or other dispositions, or offers therefor, of the Merger Consideration under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to BCC, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by BCC in this regard has been received by the Shareholder from BCC, until such time as the Shareholder has received from BCC copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to the Shareholder by BCC as soon as practicable after such notice.

         16.4 Allocation of Expenses. If and whenever BCC is required by the provisions of this Article 16 to use its best efforts to effect the registration of the Merger Consideration under the Securities Act, BCC shall pay the costs and expenses in connection therewith, other than the attorneys' fees of the Shareholder; provided, however, that the Shareholder shall pay all underwriting discounts, selling commissions and stock transfer taxes attributable to the Merger Consideration under such registration statement.

         16.5 Indemnification. In the event of any registration of any of the Merger Consideration under the Securities Act pursuant to this Article 16, the Shareholder shall indemnify and hold harmless BCC, each director of BCC, each officer of BCC who shall sign such registration statement, each underwriter and any person who controls BCC or such underwriter within the meaning of the Securities Act, and BCC's accountants and legal counsel, against all expenses, claims, losses, damages and liabilities (or actions or proceedings in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, with respect to any untrue statement of any material fact in, or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to BCC or its underwriter through an instrument duly executed by or on behalf of the Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

                  (a) BCC will indemnify the Shareholder, his legal counsel and accountants and each person controlling the Shareholder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, provided that BCC will not be liable to indemnify the Shareholder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to BCC by an instrument duly executed by or on behalf of the Shareholder or underwriter and stated to be specifically for use therein.

                  (b) Each party entitled to indemnification under this Section
16.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) if the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this Section 16.5(b). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 16.5(b)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                  (c) If the indemnification provided for in this Section 16.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into a connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         17. TERMINATION.

         17.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (a) BCC and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) BCC may terminate this Agreement by giving written notice to Seller on or before the Closing Date if BCC is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Seller;

                  (c) BCC may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event the Seller or Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material respect, BCC has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under
Section 9.1 hereof (unless the failure results primarily from BCC itself breaching any representation, warranty or covenant contained in this Agreement); and

                  (d) Seller and Shareholder may terminate this Agreement by giving written notice to BCC at any time prior to the Closing (i) in the event BCC has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified BCC of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from the Shareholder or Seller themselves breaching any representation, warranty or covenant contained in this Agreement).

         17.2 Effect of Termination. If any Party terminates this Agreement pursuant to Article 17 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

         18. GUARANTEE. Shareholder hereby (a) unconditionally guarantees the prompt performance of the obligations of Seller under this Agreement, (b) waives any requirements of notice, protest, demand or grace with respect thereto and
(c) agrees that the BCC Parties shall not be required to exhaust their remedies against any other person or party (including, but not limited to, Seller or Shareholder) before enforcing the provisions of this guarantee. Shareholder recognizes and acknowledges that the BCC Parties are relying on this guarantee in entering into and consummating the transactions contemplated by this Agreement, and that but for this guarantee the BCC Parties would not enter into this Agreement or consummate the transactions contemplated hereby. Any liability resulting from the foregoing guarantee shall be limited to the Holdback Shares.

         19. GENERAL PROVISIONS.

         19.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         19.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration pursuant to the provisions of Section
19.11 to determine and effect such appropriate equitable amendments.

         19.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         19.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         19.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         19.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         19.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         19.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         19.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the



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request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         19.10 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         19.11 Arbitration. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that, prior to the Effective Time, any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. Except for the provisions of Articles 13 and 14 of this Agreement dealing with restrictive covenants and nondisclosure of confidential information, with respect to which the BCC Parties expressly reserve the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement after the Effective Time, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss.1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association (the "AAA") shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred and Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more



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than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) shall require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings. All arbitration proceedings shall be conducted in San Antonio, Texas.

         19.12 Damage to Assets. If, on or before the Closing Date, the assets or properties of the Seller are damaged or destroyed, Seller and Shareholder shall notify BCC of such damage or destruction. In the event of any such damage or destruction, BCC shall have the right, in its sole discretion, to either (i) reduce the Merger Consideration by an amount equal to the value of the damaged or destroyed asset or assets, and complete the purchase, or (ii) terminate this Agreement as provided by Section 17.1 hereof and not complete the purchase.

         19.13 Effect of Due Diligence. No investigation by or on behalf of the BCC Parties into the business, operations, prospects, assets or condition (financial or otherwise) of the Seller shall diminish in any way the effect of any representations or warranties made by Seller and the Shareholder in this Agreement or shall relieve Seller or the Shareholder of any of its or his obligations under this Agreement.

         19.14 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of BCC and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         19.15 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         19.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties



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intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         19.17 Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         19.18 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         19.19 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.





                         [Signatures of following page.]



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         IN WITNESS WHEREOF, the parties have executed this Plan of Merger and
Acquisition Agreement as of the date first above written.

                                   PURCHASER:

                                   CONCEPTS ACQUISITION CORP.



                                   By:      /s/ Kelly E. Simmons
                                      ----------------------------------------
                                         Kelly E. Simmons,
                                         Executive Vice President


                                   BCC:

                                   BILLING CONCEPTS CORP.



                                   By:      /s/ Kelly E. Simmons
                                      -----------------------------------------
                                          Kelly E. Simmons,
                                          Executive Vice President and
                                           Chief Financial Officer


                                   SELLER:

                                   COMMUNICATIONS SOFTWARE
                                   CONSULTANTS, INC.



                                   By:       /s/ Alethea J. Snyder
                                      -----------------------------------------
                                   Name:  Alethea J. Snyder
                                        ---------------------------------------
                                   Title: President & COO
                                         --------------------------------------


                                   SHAREHOLDER:

                                   /s/ Larry A. Davis
                                   --------------------------------------------
                                   Larry A. Davis, Individually




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